Exhibit 10.8

            THIS AGREEMENT is made as of this 1st day of January 2005,

BETWEEN:

            Strategy International Insurance Group, Inc., a corporation incorporated under the laws of Texas

            (the "Corporation")

            - and -

            Stephen Stonhill, of Ontario

            (the "Employee")

RECITAL:

A. The Corporation and the Employee wish to enter into this Agreement to set forth the rights and obligations of each of them as regards the Employee's employment with the Corporation;

            NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation and the Employee agree as follows:

1.          Definitions

      1.1   In this Agreement,

            1.1.1 "Affiliate" has the meaning attributed to such term in the Ontario Business Corporations Act the same may be amended from time to time and any successor legislation thereto;

            1.1.2 "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement and unless otherwise indicated, references to sections are to sections in this agreement;

            1.1.3 "Basic Salary" and "Salary" have the respective meanings attributed to such terms in section 5.1;

            1.1.4 "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Ontario;

            1.1.5 "Confidential Information" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Corporation or any of its Subsidiaries;

            1.1.6 "Disability" means the mental or physical state of the Employee such that the Employee has been unable as a result of illness, disease, mental or physical disability or similar cause to fulfill his obligations under this Agreement either for any consecutive 6 month period or for any period of 12 months (whether or not consecutive) in any consecutive 24 month period;

            1.1.7 "Employment Period" has the meaning attributed to such term in section 4;

            1.1.8 "ESA" means the Employment Standards Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;

            1.1.9 "Just Cause" means the wilful failure of the Employee to properly carry out his duties after notice by the Corporation of the failure to do so and an opportunity for the Employee to correct the same within a reasonable time from the date of receipt of such notice, or theft, fraud, dishonesty or misconduct by the Employee involving the property, business or affairs of the Corporation or the carrying out of the Employee's duties;

            1.1.10 "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

            1.1.11 "Subsidiaries" has the meaning attributed to such term by the Business Corporations Act (Ontario) as the same may be amended from time to time and any successor legislation thereto;

            1.1.12 "Term" has the meaning attributed to such term in section 4;

            1.1.13 "Year of Employment" means any 12 month period commencing on January 1, 2005 or on any anniversary of such date, provided that for the purposes of this Agreement, the "First Year of Employment" shall be deemed to commence on the date hereof and to end on December 31, 2005.

      1.2 For the purposes of this Agreement, the increases (if any) in the Canadian cost of living shall be determined by changes in the Consumer Price Index for all of Canada published by the Government of Canada or, if the same is not available, by such equivalent or successor index as may be available from time to time.

2.          Employment of the Employee

            The Corporation shall employ the Employee, and the Employee shall serve the Corporation in the position of Chief Executive Officer on the conditions and for the remuneration hereinafter set out. In such position, the Employee shall perform or fulfil such duties and responsibilities as the Corporation may designate from time to time and as are reasonably consistent with the position of Chief Executive Officer. The Employee shall report to the Board of Directors of the Corporation.

3.          Performance of Duties

            During the Employment Period, the Employee shall faithfully, honestly and diligently serve the Corporation and its Subsidiaries as contemplated above. The Employee shall(except in the case of illness or accident) devote such working time and attention to his employment hereunder as reasonably necessary and shall use his best efforts to promote the interests of the Corporation. If the Corporation relocates any or all of its business or operations from Toronto, its principal place of business at the date hereof, the Employee's place of employment may be changed accordingly.

4.          Employment Period

            The Employee's employment under this Agreement shall, subject to section 9, be for an indefinite term (the "Term"). Accordingly, the Corporation shall employ the Employee and the Employee shall serve the Corporation as an employee in accordance with this Agreement for the period beginning on the date hereof and ending on the date this Agreement is terminated in accordance with section 9.2 (the "Employment Period").

5.          Remuneration

      5.1 Basic Remuneration. The Corporation shall pay the Employee a gross salary in respect of each Year of Employment in the Employment Period (before deduction for income taxes and other required deductions, such as C.P.P. and E.I. contributions [but excluding the Benefits paid by the Corporation as provided in section 5.3]) of USD$250,000 (the "Basic Salary"). The Basic Salary shall be subject to increase, and a corresponding increase shall be made in the equal installments referred to above, effective on the first day of each Year of Employment (other than the First Year of Employment) in the Employment Period, in respect of the gross salary to be paid for such Year of Employment, to reflect increases (if any) in the Canadian cost of living. For the purpose of this Agreement, "Salary" means the Basic Salary as adjusted from time to time to reflect increases (if any) in the Canadian cost of living.

      5.2 Benefits. The Corporation shall provide to the Employee, in addition to Salary benefits (the "Benefits"), such Benefits to be provided in accordance with and subject to the terms and conditions of the applicable fund, plan or arrangement relating thereto in effect from time to time.

      5.3 Pro-Rata Entitlement in the Event of Termination. If the Employee's employment is terminated pursuant to section 9 or if the Employee dies during the Employment Period, the Employee shall be entitled to receive in respect of his entitlement to Salary, and the Corporation shall be required to pay in respect thereof, only that proportion of the Salary in respect of the Year of Employment in which the effective date of the termination of employment or the date of death occurs that the number of days elapsed from the commencement of such Year of Employment to the effective date of termination or the date of death is to 365.

6.          Expenses

            The Corporation shall pay or reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred or paid by the Employee in the performance of his duties and responsibilities upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require.

7.          Vacation

            The Employee shall be entitled during each Year of Employment (other than the First Year of Employment) during the Employment Period to vacation with pay of 2 weeks. Vacation shall be taken by the Employee at such time as may be acceptable to the Corporation having regard to its operations and no more than 2 weeks of vacation shall be taken consecutively. Notwithstanding the foregoing, in the event that the Employee's employment is terminated pursuant to section 9, the Employee shall not be entitled to receive any payment in lieu of any vacation to which he/she was entitled and which had not already been taken by him/her except to the extent, if any, of the payments in respect of vacation pay required by the ESA.

8.          Termination

      8.1 Notice. The Employee's employment may be terminated prior to the end of the Term at any time:

            8.1.1 by the Corporation without prior notice and without further obligations to the Employee for reasons of Just Cause or because of the occurrence of Disability; or

            8.1.2 in any other case, by the Corporation or by the Employee on six months prior written notice; provided that if, in the case of a termination by the Corporation under this section 9.1.2, the Employee is entitled under the ESA to a longer period of notice than that prescribed above, the notice to be given by the Corporation under this section 9.1.2 shall be that minimum period of notice which is required under the ESA and no more.

The Employee's employment shall be automatically terminated in the event of his death.

      8.2 Effective Date. The effective date on which the Employee's employment shall be terminated shall be:

            8.2.1 where such employment has not been terminated under section 9.1, on the last day of the Term if the Term is a period of 12 months or less;

            8.2.2 in the case of termination under section 9.1.1, the day the Employee is deemed, under section 16, to have received notice from the Corporation of such termination;

            8.2.3 in the case of termination under section 9.1.2, the last day of the month or minimum period referred to therein; and]

            8.2.4 in the event of the death of the Employee, on the date of his death.

9.          Notices

            Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Corporation under section 9 shall be hand-delivered or given by registered mail. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

      If to the Corporation:

      Name:       General Counsel
      Address:    200 Yorkland Blvd., Suite 710, Toronto, Ontario, M2J 5C1
      Fax No.:    (416) 391-4985

      If to Chief Executive Officer:

      Name:       Stephen Stonhill
      Address:    18854 Heart Lake Road, Caledon Village, ON L0N 1C0

10.         Headings

            The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

11.         Invalidity of Provisions

            Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

12.         Entire Agreement

            This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Executive's employment by the Corporation and any rights which the Executive may have by reason of any such prior agreement or by reason of the Executive's prior employment, if any, by the Corporation. There are no warranties, conditions or representations (including any that may be implied by statute) and there are no agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by the Corporation or its directors, officers and agents to the Executive, except to the extent that the same has been reduced to writing and included as a term of this Agreement, nor has the Executive been induced to enter into this Agreement, or any amendment or supplement, by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent contemplated above.

13.         Waiver, Amendment

            Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

14.         Currency

            Except as expressly provided in this Agreement, all amounts in this Agreement are stated and shall be paid in US currency.

15.         Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

16.         Counterparts

            This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

17.         Acknowledgement

            The Employee acknowledges that:

      17.1 the Employee has had sufficient time to review and consider this Agreement thoroughly;

      17.2 the Employee has read and understands the terms of this Agreement and the Employee's obligations hereunder; and

      17.3 the Employee has been given an opportunity to obtain independent legal advice, or such other advice as the Employee may desire, concerning the interpretation and effect of this Agreement; and

      17.4 this Agreement is entered into voluntarily and without any pressure and the Employee's continued employment has not been made conditional upon execution of this Agreement by the Employee.

            IN WITNESS WHEREOF the parties have executed this Agreement.

                                   Strategy International Insurance Group, Inc.

                                   Per: /s/ Louis Lettieri
                                        -------------------------
                                   Name: Louis Lettieri
                                   Title:   Chief Financial Officer

Witness
Per: /s/ Sean Maniaci              Per: /s/ Stephen Stonhill
     ----------------------             -------------------------
     Sean Maniaci                       Stephen Stonhill